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                                                                    EXHIBIT 3.22

                                     BY-LAWS

                                       OF


                           VIC TANNY INTERNATIONAL OF
                                 MISSOURI, INC.


                                   ARTICLE ONE

                                     Offices

         The principal office of the Corporation in the State of Missouri, shall be located in the County of St. Louis, Missouri. The Corporation may have such other offices, either within or without the State of Missouri, as the business of the Corporation may require from time to time

         The registered office of the Corporation required by the General and Business Corporation Act of Missouri, to be maintained in the State of Missouri, may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE TWO

         "SECTION 1. Annual Meeting: The annual meeting of the shareholders shall be held during the third week of January at a time and date to be determined by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day

         SECTION 2. Special Meetings: Special meetings of the shareholders may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares other Corporation.

         SECTION 3. Place of Meeting: The Board of Directors may designate any place, either within or without the State of Missouri as the place of meeting of any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. All shareholders may designate any place, either within or without the State of Missouri, as the place for the holding of such meeting, and may include the same in a waiver of notice of any meeting.



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If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Missouri, except as otherwise provided in Section 5. of this article.

         SECTION 4. Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than thirty days before the date of the meeting, whether personally or by mail, by or at the direction of the President, or the Secretary, or officer or persons entitled to vote at such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. Notice of any meeting of the shareholders may be waived in writing, signed by all of the shareholders of record.

         SECTION 5. Meeting of all Shareholders: If all of the shareholders shall meet at any time and place, either within or without the State of Missouri, and consent to the holding of a meeting, such meeting shall be valid, without call or notice, and at such meeting any corporate action may be taken.

         SECTION 6. Closing of Transfer Books or Fixing of Record Date: The Board of Directors of the corporation may close its stock transfer books for a period not exceeding thirty (30) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding thirty
(30) days preceding the date of any meeting of shareholders, or to the date for the payment of any dividend or for the allotment of rights, or to the date when any exchange or reclassification of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights in the event of an exchange or reclassification of shares, as the case may be. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of its stockholders entitled to vote as hereinabove provided, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the corporation shall have stood on the transfer books on a date thirty (30) days previous to the date of the meeting.

         SECTION 7. Voting Lists: At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the transfer book for





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shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by each shareholder which list, for a period of ten (10) days prior to such meeting, shall be kept on file in the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         SECTION 8. Quorum: A majority of the outstanding shares of the corporation represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, from time to time, without further notice, to a date not longer than ninety days from the date originally set for such meeting. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 9. Proxies: At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 10. Voting of Shares: Subject to the provisions of Section 12, each outstanding share of stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         SECTION 11. Voting of Shares By Certain Holders: Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him Without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such re-



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ceiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         SECTION 12. Cumulative Voting: In all elections for Directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him, for as many persons as there are Directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of Directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

         SECTION 13. Informal Action By Shareholders: Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 14. When there shall be ten (10) or a less number of shareholders residing in the State of Missouri, the Secretary of any shareholders' meeting may act as Inspector to receive and canvass the votes taken at such meeting at any election or upon any proposition or resolution, and may act as such Inspector without being sworn.

         SECTION 15. Any irregularity or informality in any notice or in the publication thereof, shall not affect the validity of any meeting of shareholders or any proceedings had at such meeting.

                                  ARTICLE THREE

                                    Directors

         SECTION 1. General Powers: The business and affairs of the corporation shall be managed by its Board of Directors. Directors need not be shareholders.

         SECTION 2. Tenure and Qualifications: Each Director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.

         SECTION 3. Regular Meetings: A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. The


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Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

         SECTION 5. Notice: Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any Director may waive notice of any meeting, either before or after the meeting.

         SECTION 6. Quorum: A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Hoard of Directors, provided that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         SECTION 7. Manner of Acting: The act of the majority of the Directors present at a meeting of the Directors at which a quorum is present shall be the act of the Board of Directors.

         SECTION 8. Vacancies: In case of the death or resignation or disqualification of one or more of the Directors, a majority of the survivors or remaining Directors may fill such vacancy or vacancies until the successor or successors are elected at a meeting of the shareholders. A Director elected to fill a vacancy shall serve as such until the next annual meeting of the shareholders.

         SECTION 9. Compensation: Directors as such shall not receive any stated salaries for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any Director from



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serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 10. Business transacted at any meetings of the Board of Directors at which all members shall be present, shall be legal, although no notice of said meeting shall be given.

         SECTION 11. The Board of Directors may appoint from their number an Executive Committee, constituted of two members, for the transaction of such business of the Corporation as may require their attention between the meetings of the Board of Directors of this Corporation. Such committee shall have authority to exercise all the powers of the Board, excepting power to amend the By-Laws, while the Board is not in session, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it.

         SECTION 12. The Board of Directors, and in its discretion, the President, shall fix the salary of all Officers and employees of the Corporation.

         SECTION 13. The Directors may hold their meetings and have one or more offices and keep the books of the Corporation, so far as permitted by law, within or without the State of Missouri, at such place or places as they may from time to time determine.

         SECTION 14. In addition to the power and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

         SECTION 15 When not otherwise prohibited by law, and not inconsistent with the Articles of Incorporation and these By-Laws, the Board of Directors in their sole discretion may determine the manner of giving notice to shareholders of all meetings of shareholders, and the time when the stock records may be closed before any meeting of shareholders, the form and validity of any proxy of shareholders, and who are entitled to vote at such meetings.

         SECTION 16. The Corporation shall indemnify every Director or Officers, his heirs, executors and administrators, against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having be in a Director or Officer of the Corporation, or at its request of any other Corporation of which it is a stockholder or creditor and from which he is not entitled to be indemnified, except in relation to matters as to which he shall be finally adjudged in such action, suit or proceedings to be liable for negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised


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by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled.

                                  ARTICLE FOUR

                                    Officers

         SECTION 1. Number: The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such other Officers as may be elected in accordance with the provisions of this article. The President shall be chosen from the members of the Board of Directors. The remaining officers of the corporation need not be chosen from the members of the Board, but they may be so chosen. The Board of Directors, by resolution, may create the offices of one or more assistant treasurers and assistant secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Vice-President.

         All officers and agents of the Corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the By-Laws, or in the absence of such provisions, as may be determined by resolution of the Board of Directors.

         SECTION 2. Election and Term of Office: The officers of the corporation shall be elected by a majority vote annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies: A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. President: The President shall be the principal executive officer of the corporation and shall, in general, supervise and control


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all of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the board of directors. He may sign, with the Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors may have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President, and such other duties as may be prescribed by the Board of Directors, from time to time.

         SECTION 6.: The Vice-President: In the absence of the President, or in the event of his inability or refusal to act, the Vice- President (or in the event there be more than one Vice-Presidents, the Vice-Presidents, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 7. The Treasurer: If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article Five of these By-Laws:(b) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors

         SECTION 8. The Secretary: The Secretary shall: (a) attend and keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(e) sign with the President, or a Vide-President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock


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transfer books of the corporation; (g) and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 9. Assistant Treasurers and Assistant Secretaries: The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. Assistant Secretaries and Treasurers, as thereunto authorized by the Board of Directors, may sign with the President, or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

         SECTION 10. Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

                                  ARTICLE FIVE

                      Contracts, Loans, Checks and Deposits

         SECTION 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, etc.: All checks drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4.. Deposits: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


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                                  ARTICLE SIX

                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares: Certificates representing shares of the corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President, and by the Secretary, Treasurer or an Assistant Secretary or Treasurer, and shall be sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and date of issue shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

         SECTION 2. Transfer of Shares: Transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares, The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

         SECTION 3. The Corporation shall be entitled to treat the holder of record of any share or shares of stock, as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Missouri.

         SECTION 4.: Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the market value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the said number of shares as the one alleged to be lost or destroyed.

                                  ARTICLE SEVEN

                                   Fiscal Year

         The Board of Directors may fix and change from time to time, the fiscal year of the Corporation and until changed by the Board of Directors, the fiscal year will end on July 31 of each year.


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                                  ARTICLE EIGHT

                                    Dividends

         The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                  ARTICLE NINE

                                      Seal

         The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, Corporate Seal, Missouri".

                                   ARTICLE TEN

                           Notice and Waiver of Notice

         Whenever any notice whatever is required to be given under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of The General and Business Corporation Act of Missouri, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Wherever under these By-Laws, provision is made for the giving of notice to any Director, officer or shareholder by mail, such notice shall be deemed to have been given at the time of the mailing of such notice. Where notice by telegraph is authorized, such notice shall be deemed to have been given at the time the same shall be filed with the Telegraph Company for transmission. Any shareholder, director or officer may waive any notice required to be given under these By-Laws.

                                 ARTICLE ELEVEN

                                   Amendments

         These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose or at any meeting of the Board of Directors provided, however, that the Board of Directors shall take no such action contrary to the provisions of any resolution of the shareholders directing the Board not to so do.




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                                 ARTICLE TWELVE

                          Stock Restrictive Agreements

         Transfer of shares of stock of this Corporation shall be subject to the provisions of any Restrictive Stock Agreement that maybe entered into by and among the Corporation and/or its shareholders.